MORTGAGE CAPITAL FUNDING, INC.
                                   $67,532,861
                             MULTIFAMILY/COMMERCIAL
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MC1
          CLASS G, CLASS H, CLASS J, CLASS K, CLASS R-I AND CLASS R-II


                         CERTIFICATE PURCHASE AGREEMENT



                                                         June 27, 1996


Citibank, N.A.
399 Park Avenue
New York, New York  10043

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Mortgage Capital Funding, Inc., a Delaware corporation ("MCFI"), proposes to sell to Citibank, N.A. ("Citibank") and Goldman, Sachs & Co. ("Goldman"; Citibank and Goldman, each a "Purchaser" and together, the "Purchasers"), the respective classes of Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1 identified on Schedule I hereto (collectively, the "Privately Offered Certificates"), in each case, having the initial aggregate stated principal balance (a "Class Principal Balance") set forth on Schedule I. The Privately Offered Certificates, together with the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E and Class F Certificates issued therewith (the "Registered Certificates" and, collectively with the Privately Offered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust fund (the "Trust Fund") to be formed by MCFI and consisting primarily of a pool (the "Mortgage Pool") of commercial and multifamily mortgage loans (the "Mortgage Loans") that have, as of the close of business on July 1, 1996 (the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $482,357,812, subject to a variance of plus or minus 5.0%. The Mortgage Loans (or the right to have such transferred to the Trust Fund) will be acquired by MCFI from Citibank in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "Mortgage Loan Purchase Agreement"), between MCFI and Citibank. Certain of the Mortgage Loans will be acquired by Citibank from PNC Bank, National Association ("PNC") in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "PNC Purchase Agreement"), between Citibank and PNC. Certain of the Mortgage Loans (the "Contitrade Mortgage Loans") will be acquired by Citibank from ContiTrade Services L.L.C. ("ContiTrade") in exchange for immediately available funds pursuant to a mortgage loan purchase agreement, dated as of June 27, 1996 (the "ContiTrade Purchase Agreement"), between Citibank and ContiTrade. Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Trust Fund is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of July 1, 1996 (the "Pooling and Servicing Agreement"), among MCFI as sponsor, Citibank as mortgage loan seller (in such capacity, the "Mortgage Loan Seller"), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer"),

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                                       2


Hanford/Healy Asset Management Company as special servicer (the "Special Servicer") and State Street Bank and Trust Company as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator").

         1.      REPRESENTATIONS AND WARRANTIES.

         (a) MCFI represents and warrants to, and agrees with, each of the Purchasers that:

                (i) As of the Closing Date (as defined in Section 3), the Privately Offered Certificates will be duly authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

               (ii) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by MCFI and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of MCFI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

               (iii) This Agreement has been duly authorized, executed and delivered by each of MCFI and Citicorp and, assuming the valid authorization, execution and delivery hereof by each of the Purchasers, constitutes a valid and binding obligation of each of MCFI and Citicorp enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, by general principles of equity and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

               (iv) The Privately Offered Certificates and the Pooling and Servicing Agreement conform in all material respects to the descriptions thereof contained in the Private Placement Memorandum (including the exhibits thereto, the "Private Placement Memorandum"), dated June 27, 1996, relating to the Class G, Class H, Class J and Class K Certificates.

               (v) As of the Closing  Date,  the Private  Placement  Memorandum
         will not include any untrue statement of a material fact and (when read together with the other information referenced therein as being available for review by prospective investors) will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that MCFI does not make any representations, warranties or agreements as to the information contained in or omitted from the Private Placement Memorandum in reliance upon and in conformity with the information furnished in writing to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation of the Private Placement Memorandum.

               (vi) MCFI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Private Placement Memorandum.

              (vii) The issuance and sale of the Privately Offered Certificates to the Purchasers pursuant to this Agreement, the compliance by MCFI with the other provisions of this

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                                       3

          Agreement, the Pooling and Servicing Agreement and the Privately Offered Certificates and the consummation of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability or any decision, order, decree or judgment of any judicial or other governmental body specifically applicable to MCFI, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act of 1933, as amended (the "Securities Act"), (B) the recordation of the assignments of the Mortgage Loans to the Trustee, which are to be completed pursuant to the Pooling and Servicing
          Agreement  on or  following  the  Closing  Date  and  (C)  such  other approvals as have been obtained; provided that MCFI makes no representations or warranties as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws.

         (viii) Neither the execution and delivery of this Agreement and the Pooling and Servicing Agreement, nor the issuance and delivery of the Privately Offered Certificates, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms of this Agreement and the Pooling and Servicing Agreement, will conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of MCFI, any statute or regulation currently applicable to MCFI, or any order currently applicable to MCFI of any court, regulatory body, administrative agency or governmental body having jurisdiction over MCFI, or the terms of any indenture or other agreement or instrument to which MCFI is a party or by which it or any of its properties are bound.

             (ix)   There  are  no   actions  or   proceedings   against,   or
         investigations of, MCFI pending, or, to the knowledge of MCFI, threatened, before any court, administrative agency or other tribunal
         (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Privately Offered Certificates, (B) seeking to prevent the issuance of the Privately Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by MCFI of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Privately Offered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Class G, Class H, Class J and Class K Certificates described in the Private Placement Memorandum.

               (x) MCFI is not,  and the  issuance  and sale of the  Privately
         Offered Certificates in the manner contemplated by the Private Placement Memorandum and this Agreement will not cause MCFI to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (xi) The transfer of the Mortgage Loans to the Trust Fund and the sale of the Certificates to the Purchasers, at the Closing Date, will be treated by MCFI for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

               (xii) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by MCFI as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and the Privately Offered Certificates, will have been paid at or prior to the Closing Date.

               (xiii) At the Closing Date and at the direction of MCFI, the Mortgage Loans will have been duly and validly assigned and delivered by the Mortgage Loan Seller to the Trustee under the Pooling and Servicing Agreement.

               (xiv) Assuming the accuracy of the representations and warranties and the performance of the covenants contained herein on the part of the Purchasers, neither MCFI nor anyone acting on its behalf has offered or sold any Privately Offered Certificate or interest therein by any form of general solicitation or general advertising. In addition, MCFI will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Privately Offered Certificates.

         (b) Each Purchaser represents and warrants to, and agrees with, MCFI that:

                 (i) Such Purchaser is acquiring its allotment of the Privately Offered Certificates for its own account and not with a view to or for sale or transfer in any manner except as contemplated herein and in the Private Placement Memorandum.

                 (ii) Such Purchaser understands that the Privately Offered Certificates have not and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, neither MCFI nor the Trustee is obligated to register or qualify the Privately Offered Certificates and the Privately Offered Certificates may not be resold or transferred unless they are (A) registered pursuant to the Securities Act and registered and qualified pursuant to any applicable state securities laws or (B) sold or transferred in transactions which are exempt from such registration and qualification and the Trustee or other registrar of the Certificates has received either (1) certification(s) from the transferor and/or transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer and establishing that such transfer is being made in accordance with Rule 144A under the Securities Act or (2) an opinion of counsel satisfactory to the Trustee or other registrar of the Certificates with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                 (iii) Such Purchaser will not sell or otherwise transfer any Privately Offered Certificate or interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

                 (iv) Neither such Purchaser nor anyone acting on its behalf has
         (A) made any offers or sales of securities that are substantially similar to the Privately Offered Certificates or (B) offered or sold any Privately Offered Certificate or interest therein by any form of general solicitation or general advertising. In addition, such Purchaser will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the prior sentence with respect to the Privately Offered Certificates.

                 (v) Such Purchaser has been furnished with all information regarding (A) MCFI, (B) the Privately Offered Certificates, (C) the nature, performance and servicing of the Mortgage Loans, (D) the Pooling and Servicing Agreement and (E) any credit enhancement mechanism associated with the Privately Offered Certificates, that it has requested.

                 (vi) Such Purchaser is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                 (vii) In connection with its purchase of any Class R-I or Class R-II Certificates, such Purchaser understands that it must, and hereby agrees to, deliver a Transfer Affidavit and Agreement substantially in the form of Exhibit C-1 to the Pooling and Servicing Agreement.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, MCFI agrees to sell to each of Citibank and Goldman, and Citibank and Goldman each agree to purchase from MCFI, the respective classes of Privately Offered Certificates, in each case in the principal amount and at the purchase price for such class set forth on Schedule I hereto.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Privately Offered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement between the Purchasers and MCFI (such date and time of delivery of and payment for the Privately Offered Certificates being herein referred to as the "Closing Date"). Delivery of each Purchaser's allotment of the Registered Certificates shall be made to the related Purchaser against payment by such Purchaser of the purchase price therefor to or upon the order of MCFI in same-day funds by federal funds wire (or by such other method as either Purchaser and MCFI may agree). The Privately Offered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the Purchasers may have requested not less than three full business days prior to the Closing Date.

         MCFI agrees to have the Privately Offered Certificates available for inspection, checking and packaging in New York, New York, by 3:00 p.m. New York City time on the business day prior to the Closing Date.

         4. OFFERING BY THE PURCHASERS. It is understood that each of the Purchasers proposes to privately place the Privately Offered Certificates with a limited number of institutional investors as set forth in the Private Placement Memorandum.

         5. FEES AND EXPENSES. MCFI will pay or cause to be paid all third-party costs and expenses in connection with the transactions herein contemplated, other than those for which (i) Citibank is responsible under the Mortgage Loan Purchase Agreement, (ii) ContiTrade is responsible under the ContiTrade Purchase Agreement and (iii) PNC is responsible under the PNC Purchase Agreement; provided, however, that each Purchaser will pay or cause to be paid any transfer taxes on resale of any of the Privately Offered Certificates and advertising expenses connected with any offers that such Purchaser may make; and provided, further, that Goldman only will be responsible for the fees of Skadden, Arps, Slate, Meagher & Flom. Additionally, for a period of 90 days from the Closing Date, MCFI will provide to each Purchaser, at its own expense, as many copies of the Private Placement Memorandum as such Purchaser may reasonably request.

         6. CONDITIONS TO THE OBLIGATIONS OF EACH PURCHASER. The obligations of each Purchaser to purchase its allotment of the Privately Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of MCFI contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of MCFI made in any officer's certificates pursuant to the provisions hereof, to the performance by MCFI of its obligations hereunder and to the following additional conditions:

         (a)     MCFI shall have furnished to the Purchaser:

                 (i)    An executed copy of the Pooling and Servicing Agreement;
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                                       6


                 (ii) An opinion Stephen E. Dietz, Esq., counsel to MCFI, dated the Closing Date, substantially to the effect that:

                         (A) MCFI is validly  existing as a corporation  in good
                 standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Private Placement Memorandum;

                         (B) The Privately  Offered  Certificates have been duly
                 authorized, executed and delivered and, assuming authentication in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                         (C) The Pooling and Servicing Agreement has been duly
                 authorized, executed and delivered by MCFI;

                         (D) The Pooling and Servicing  Agreement  constitutes a
                 valid and legally binding agreement of MCFI and is enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditor's rights generally and by general principles of equity;

                         (E) The Pooling and Servicing Agreement is not required
                 to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended;

                         (F) The descriptions in the Private Placement Memorandum, as of the date hereof, of the Privately Offered
                 Certificates and the Pooling and Servicing Agreement are, to the extent that such descriptions constitute statements of matters of law or legal conclusions with respect thereto, accurate in all material respects;

                         (G) This Agreement has been duly authorized, executed
                 and  delivered by each of MCFI and Citicorp; and

                         (H) The  issuance,  offer  and  sale  of the  Privately
                 Offered Certificates by MCFI to the Purchasers in the manner contemplated in the Private Placement Memorandum, this Agreement and the Pooling and Servicing Agreement, assuming the accuracy of your representations and warranties and the performance of your covenants contained herein, is a transaction that does not require registration of the Privately Offered Certificates under the Securities Act.

                 In giving his opinion, counsel to MCFI shall additionally state that, based on conferences and telephone conversations with representatives of ContiTrade, PNC Bank, the Underwriters, Citibank, MCFI, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and without having reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such counsel's attention that would lead him to believe that the Private Placement Memorandum (other than (i) any accounting, financial or statistical information included therein, (ii) information with respect to California foreclosure law, and information relating to the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee, contained therein or omitted therefrom and (iii) the

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                                       7


          information under the headings "Description of the Mortgage Pool" or elsewhere in the Private Placement Memorandum with respect to the subjects discussed under such headings), as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI and Citicorp. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                 (iii) One or more opinions, dated the Closing Date, of Thacher Proffitt & Wood, special counsel to MCFI and Contitrade, substantially to the effect that:

                         (A) The statements in the Private Placement  Memorandum
                 under the headings "ERISA Considerations", "Material Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences", to the extent they constitute matters of New York or federal law or legal conclusions with respect thereto that are relevant to the Privately Offered Certificates, provide a fair and accurate summary of such law and conclusions.

                         (B) As  described  in  the  Prospectus  Supplement  and
                 assuming compliance with the provisions of the Pooling and Servicing Agreement, (1) REMIC I will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the
                 Internal Revenue Code of 1986, and the REMIC I Regular Interests will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), and (2) REMIC II will qualify as a REMIC within the meaning of the REMIC
                 Provisions, and the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will evidence "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II.

                 In giving its opinions, counsel to MCFI and ContiTrade shall additionally state that, based on conferences and telephone conversations with representatives of ContiTrade, PNC Bank, the Underwriters, Citibank, MCFI, the Trustee, the REMIC Administrator, the Master Servicer, the Special Servicer and their respective counsel, and without having reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files (other than select provisions in the Mortgage Notes and Mortgages for the Contitrade Mortgage Loans) or made any inquiry of any originator of any Mortgage Loan not referenced above, nothing has come to such special counsel's attention that would lead it to believe that the Private Placement Memorandum (other than (i) any accounting, financial or statistical information included in the Private Placement Memorandum and (ii) the information under the headings "Description of the Mortgage Pool" or elsewhere in the Private Placement Memorandum with respect to the subjects discussed under such headings), as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than MCFI. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                 (iv) A good standing certificate regarding MCFI from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

                 (v) A certificate of MCFI, dated the Closing Date and signed by an executive officer or authorized signatory of MCFI, to the effect that the representations and warranties of MCFI herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and MCFI has complied in all material respects with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                 (vi) An officer's certificate, dated the Closing Date and signed by the Secretary or an assistant secretary of MCFI, to the effect that each individual who, as an officer or representative of MCFI, signed this Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of MCFI) of the certificate of incorporation and by-laws of MCFI, as in effect on the Closing Date, and of the resolutions of MCFI and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement.

         (b) The Purchasers shall have received, with respect to each of the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to the same limitations as set forth in Section 6(a)(ii)(D), the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to this Agreement and the Pooling and Servicing Agreements and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware (if relevant), the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

         (c) The Purchasers shall have received from KPMG Peat Marwick and Deloitte & Touche LLP, certified public accountants, letters, dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Purchasers, collectively stating in effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Private Placement Memorandum agrees with the data sheet or computer tape prepared by the Mortgage Loan Seller or ContiTrade, unless otherwise noted in such letter.

         (d) MCFI and the Underwriters shall have received from KPMG Peat Marwick, certified public accountants, a letter dated the Closing Date, in form and substance reasonably satisfactory to MCFI and the Purchasers, to the effect that they have performed certain specified procedures, all of which have been agreed to by MCFI and the Purchasers, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Private Placement Memorandum under the heading "Special Yield Considerations".

         (e) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of MCFI which such Purchaser concludes, in the judgment of such Purchaser after consultation with MCFI, materially impairs the investment quality of the Privately Offered Certificates so as to make it impractical or inadvisable to proceed with the private placement or the delivery of the Privately Offered Certificates as contemplated by the Private Placement Memorandum and this Agreement.

         (f) The Privately Offered Certificates shall have been assigned ratings not less than those set forth on Schedule I and such ratings shall not have been rescinded.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Purchaser and its counsel, this Agreement and all obligations of such Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by such Purchaser. Notice of such cancellation shall be given to MCFI in writing or by telephone confirmed in writing.

         7.      INDEMNIFICATION AND CONTRIBUTION.

         (a) MCFI agrees to indemnify and hold harmless each Purchaser and each person who controls such Purchaser within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (when read together with the other information referenced therein as being available for review by prospective investors) to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MCFI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Private Placement Memorandum or any revision thereof or supplement thereto in reliance upon and in conformity with written information furnished to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which MCFI may otherwise have.

         (b) Each Purchaser agrees to indemnify and hold harmless MCFI and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from MCFI to the Purchasers, but only with reference to written information furnished to MCFI by or on behalf of such Purchaser (in whatever capacity) specifically for use in connection with the preparation of the Private Placement Memorandum or any revision or amendment thereof or supplement thereto, and in the case of Citibank, only insofar as Citibank does not otherwise provide indemnification for any particular loss, claim, damage or liability pursuant to the Mortgage Loan Purchase Agreement. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnified party or parties, representing the indemnified party or parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, MCFI and the related Purchaser shall each contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which MCFI and such Purchaser may be subject in such proportion so that such Purchaser is responsible for 0.5% thereof and

MCFI is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Purchaser within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Purchaser, and each person who controls MCFI within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as MCFI. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

         8. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of either of the Purchasers, by notice given to MCFI prior to delivery of and payment for the Privately Offered Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of either of the Purchasers after consultation with MCFI, impracticable to market the Privately Offered Certificates.

         9. DEFAULT BY A PURCHASER. If either Purchaser shall fail to purchase and pay for any of the Privately Offered Certificates agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchaser shall be obligated to take up and pay for the Privately Offered Certificates that the defaulting Purchaser agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Privately Offered Certificates that the defaulting Purchaser agreed but failed to purchase shall exceed 10% of the aggregate Class Principal Balance of the Privately Offered Certificates set forth in Schedule I hereto, the remaining Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Privately Offered Certificates, and if such nondefaulting Purchaser does not purchase all the Privately Offered
Certificates, this Agreement will terminate without liability to the nondefaulting Purchaser, MCFI or Citicorp. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date for the Privately Offered Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Purchaser shall determine in order that the required changes in the Private Placement Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to MCFI and to any nondefaulting Purchaser for damages occasioned by its default hereunder.

         10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of MCFI, Citicorp, the Purchasers and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either Purchaser, MCFI, Citicorp or any of controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Privately Offered Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         11. OBLIGATION OF CITICORP. Citicorp agrees, in consideration of and as an inducement to the Purchasers' purchase of the Privately Offered Certificates from MCFI, to indemnify and hold harmless each Purchaser, and each person who controls each Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any failure by MCFI to perform any of its obligations under this Agreement, including, without limitation, any obligation of MCFI to the Purchasers pursuant to Section 7 hereof, after receipt from the Purchaser of written notice of any such failure.

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state.

         14. MISCELLANEOUS. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          15. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to Citibank, will be delivered to Citibank, N.A., 399 Park Avenue, 3rd floor, New York, New York 10043, Attention:
Mr. Richard L. Jarocki. Jr.; if sent to Goldman, will be delivered to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Mr. Marvin Kabatznick; if sent to MCFI, will be delivered to MCFI, at 399 Park Avenue, New York, New York 10043, Attention: Mr. Richard L. Jarocki, Jr., with a copy to Stephen E. Dietz, Esq. at 425 Park Avenue, New York, New York 10043; or if sent to Citicorp, will be delivered to Citicorp, Citicorp Center, 153 East 53rd Street, New York, New York 10043, Attention: Mr. Gregory C. Ehlke.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between MCFI, Citicorp and the Purchasers.

                           Very truly yours,

                           MORTGAGE CAPITAL FUNDING, INC.



                           By:             /s/ Richard L. Jarocki, Jr.
                           Name:           Richard L. Jarocki, Jr.
                           Title:          Vice President


                           CITICORP



                           By:             /s/ Gregory C. Ehlke
                           Name:           Gregory C. Ehlke
                           Title:          Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIBANK, N.A.



By:              /s/ Gary L. Greenberg
Name:            Gary L. Greenberg
Title:           Vice President


GOLDMAN, SACHS & CO.



By:              /s/ Goldman, Sachs & Co.
Name:

                  SCHEDULE I


TITLE AND DESCRIPTION OF THE PRIVATELY OFFERED CERTIFICATES:
Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC1, Class G, Class H, Class J, Class K, Class R-I and Class R-II

Certificate Purchase Agreement, dated as of June 27, 1996
Cut-off Date: July 1, 1996

                                        Portion of Class         Portion of Class
                                            Principal               Principal
Class             Initial Class          Balance of, or           Balance of, or              Initial         Purchase
Designation   Principal Balance (1)  Percentage Interest in,  Percentage Interest in,     Pass-Through Rate   Price(2)     Rating(3)
- -----------   ---------------------         Class to be              Class to be            -------------      --------    ---------
                                    Purchased by Citibank (1) Purchased by Goldman (1)

                                               (1)
G               $32,559,000             $19,640,211                   $12,918,789               7.150%        74.547%       BB/BB
H               $18,088,000             $10,911,027                    $7,176,973               5.700%        53.141%        B/B
J                $3,617,000              $2,181,843                    $1,435,157               5.700%        35.094%       B-/B-
K               $13,268,861              $8,004,030                    $5,264,831               5.700%        34.328%     Not Rated
R-I                    N/A                    100%                          0%                    N/A            N/A       Not Rated
R-II                   N/A                    100%                          0%                    N/A            N/A       Not Rated
                                                                                     ------------------------

(1)        Subject to a variance of plus or minus 5.0%.

(2) Expressed as a percentage of the aggregate Class Principal Balance of the relevant class of Certificates to be purchased. In addition, as to each class of Privately Offered Certificates, the Purchasers will pay to MCFI accrued interest at the initial Pass-Through Rate therefor from the Cut-off Date to but not including the Closing Date.

(3) By each of Standard & Poor's Ratings Services and Fitch Investors Service, L.P., respectively.




Closing Time, Date and Location: 10:00 a.m. New York City time on July 10, 1996 at the offices of Thacher Proffitt & Wood.

Issuance and delivery of Privately Offered Certificates: The Privately Offered Certificates will be issued in fully registered, certificated form in minimum denominations of, in the case of the Class G, Class H, Class J and Class K Certificates, $100,000 and integral multiples of $1 in excess thereof and, in the case of the Class R-I and Class R-II Certificates, not less than 5% percentage interest in the relevant class.